EXHIBIT 23.2

871 Coronado Center Drive Suite 110 Henderson, Nevada 89052

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 25, 2020 related to the consolidated financial statements of Grove, Inc. and subsidiaries (the “Company”) for the year ended June 30, 2019.

We also consent to the reference to our firm under the heading of “experts” in such Prospectus.

RBSM LLP

Henderson, NV

June 28, 2021